UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008 (July 30, 2008)

Saba Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30221	94-3267638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 30, 2008, the Board of Directors (the “Board”) of Saba Software, Inc., a Delaware corporation (the “Company”), approved (i) an adjustment to the cash compensation of Carol Rice-Murphy, the Company’s Interim Chief Financial Officer, and (ii) potential recognition bonuses for the executive officers of the Company. Effective June 1, 2008, Ms. Rice-Murphy’s base salary was increased to $210,000, and her potential on-target bonus was set at 40% of her base salary. The potential on-target bonus is subject to the bonus plan, as defined from time to time by the Compensation Committee and ratified by the Board. The executive officer recognition bonuses are conditioned upon such executive’s continued employment with the Company on September 1, 2008 or sooner termination by the Company without cause. Bobby Yazdani, the Company’s Chief Executive Officer, is eligible for an $120,000 recognition bonus, Carol Rice-Murphy, the Company’s Interim Chief Financial Officer, is eligible for a $39,000 recognition bonus, and Peter Williams, the Company’s Executive Vice President, Corporate Development, is eligible for a $79,500 recognition bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc.
(Registrant)

Date: July 31, 2008	/s/ Carol Rice-Murphy
(Signature)
Carol Rice-Murphy Interim Chief Financial Officer